                                                                   EXHIBIT 10.25




                                      LEASE

                             1817 NORTH KENOSHA ROAD

                                 ZION, ILLINOIS

                                 BY AND BETWEEN

                           H & M ENTERPRISES, L.L.C.,

                      AN ILLINOIS LIMITED LIABILITY COMPANY

                                    AS LESSOR

                                       AND

                                 UNIFLAME, INC.,

                             AN ILLINOIS CORPORATION

                                    AS LESSEE

                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE 1     PREMISES AND TERM...............................................1

ARTICLE 2     DEFINITIONS.....................................................1

ARTICLE 3     USE.............................................................3

ARTICLE 4     NET LEASE; RENT ABSOLUTE........................................4

ARTICLE 5     RENT............................................................5

ARTICLE 6     LATE CHARGES....................................................6

ARTICLE 7     IMPOSITIONS.....................................................6

ARTICLE 8     MAINTENANCE, REPAIRS AND COMPLIANCE.............................8

ARTICLE 9     INSURANCE.......................................................9

ARTICLE 10    DAMAGE OR DESTRUCTION..........................................11

ARTICLE 11    CHANGES AND ALTERATIONS........................................12

ARTICLE 12    LIENS..........................................................13

ARTICLE 13    ASSIGNMENTS AND SUBLEASES......................................14

ARTICLE 14    LESSOR'S RIGHTS OF INSPECTION..................................15

ARTICLE 15    OTHER COVENANTS OF LESSEE......................................15

ARTICLE 16    CONDEMNATION...................................................16

ARTICLE 17    DEFAULTS; TERMINATION; RE-ENTRY................................17

ARTICLE 18    LESSOR'S ADDITIONAL RIGHTS AND REMEDIES........................19

ARTICLE 19    HAZARDOUS MATERIAL.............................................21

ARTICLE 20    QUIET ENJOYMENT................................................22

ARTICLE 21    SURRENDER OF POSSESSION........................................22

ARTICLE 22    ESTOPPEL CERTIFICATE...........................................23

ARTICLE 23    SUBORDINATION..................................................23

ARTICLE 24    NOTICES........................................................24

ARTICLE 25    LESSOR'S WORK..................................................24

ARTICLE 26    EARLY ENTRY....................................................25

ARTICLE 27    RIGHT OF FIRST OPPORTUNITY.....................................26

ARTICLE 28    SECURITY DEPOSIT...............................................26

ARTICLE 29    MISCELLANEOUS..................................................26

                                      LEASE


         THIS LEASE ("Lease") entered into as of the 1st day of March, 1995, by and between H & M ENTERPRISES, L.L.C., an Illinois limited liability company ("Lessor"), and UNIFLAME, INC., an Illinois corporation ("Lessee"), who covenant and agree as follows:

                                    ARTICLE 1

                                PREMISES AND TERM

         Section 1.1. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for the term and subject to the agreements, conditions and provisions hereinafter set forth, those certain premises (the "Premises") comprised of the real property legally described in Exhibit A attached hereto and by this reference made a part hereof (the "Land"), commonly known as 1817 North Kenosha Road, Zion, Illinois, together with all buildings (including ,without limitation, the "Building" [as hereinafter defined]) and all other improvements now or hereafter situated thereon (the "Improvements"), subject to all covenants, agreements and restrictions of record.

         Section 1.2. The term of this Lease ("Term") shall commence on the "Commencement Date" (as hereinafter defined) and shall end on March 31, 2000, unless sooner terminated as herein set forth or unless extended in accordance with the provisions hereof.

                                    ARTICLE 2

                                   DEFINITIONS

         As used in this Lease, the following terms and phrases shall have the meanings indicated:

         Section 2.1. "Adjacent Facilities" - all sidewalks, grounds, areas, vaults, chutes, sidewalk hoists, railings, gutters, water and sewer connections, streets, alleys and curbs, parking areas, malls or passageways in front of, adjacent to or appurtenant to the Premises.

         Section 2.2. "Bonds" - those certain (a) Variable Rate Demand Industrial Development Revenue Bonds, Series 1995-A (H&M Enterprises, L.L.C., Project) of Issuer in the aggregate amount of $3,050,000.00, and (b) Taxable Variable Rate Demand Industrial Development Revenue Bonds, Series 1995-B (H&M Enterprises, L.L.C., Project), of Issuer in the aggregate principal amount of $85,000.00.

         Section 2.3. "Building" - the building to be constructed by Lessor on the Land in accordance with the provisions of this Lease, including, without limitation, Article 25 hereof, which shall contain approximately 119,500 square feet of space, as the same may be altered, or any replacement thereof in accordance with the terms of this Lease.

         Section 2.4. "Capital Improvement" - defined in Section 11.1.

         Section 2.5. "Commencement Date" - the first to occur of (a) the Rent Commencement Date; (b) the date that Lessee takes possession of the Premises; or
(c) the date the Premises are Substantially Completed and Ready for Occupancy.

         Section 2.6. "Default" - any condition or event that constitutes or would constitute, after notice or lapse of time or both, an Event of Default.

         Section 2.7. "Environmental Laws" - all federal, state and local environmental health or safety laws, statutes, regulations, codes, ordinances, orders and rules of common law.

         Section 2.8. "Event of Default" - defined in Section 17.1.

         Section 2.9. "Fixed Rent" - defined in Section 5.1.

         Section 2.10. "Hazardous Materials" - any hazardous, toxic or dangerous substance, waste or material including, without limitation, asbestos, petroleum products and any and all substances and materials defined as hazardous, toxic or dangerous in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law or any other federal, state or local statute, law, ordinance, code, regulation, order, or other requirement of any governmental authority regulating, relating to or imposing liability for, or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or any time hereafter in effect.

         Section 2.11. "Impositions" - defined in Section 7.1.

         Section 2.12. "Improvements" - defined in Section 1.1.

         Section 2.13. "Issuer" - City of Zion, Lake County, Illinois, a municipality duly organized and validly existing under the Constitution and the laws of the State of Illinois.

         Section 2.14. "Land" - defined in Section 1.1.

         Section 2.15. "Lessee" - Uniflame, Inc., an Illinois corporation, and any assignee or transferee of Lessee's interest in this Lease as may be permitted hereunder.

         Section 2.16. "Lessor" - the owner or owners from time to time during the Term hereof of fee simple title to the Land and the Improvements, so that in the event of any sale or transfer of the title to such fee, the seller or transferor shall be automatically and entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing from and after such sale or transfer, and it shall be construed without further agreement between the parties that the purchaser or transferee in any such sale or transfer has assumed and agreed to carry out any and all covenants and obligations of Lessor accruing from and after the date of such sale or transfer.

         Section 2.17. "Lessor's Work" - defined in Section 25.1.

         Section 2.18. "Premises" - defined in Section 1.1.

         Section 2.19. "Prime" - the interest rate per annum announced from time to time by Cole Taylor Bank, Wheeling, Illinois (or any successor bank thereto) to be its base rate and may not necessarily be the most favorable rate charged by Cole Taylor Bank.

         Section 2.20. "Project" - the Land and the Building and related property to be acquired and constructed by Lessor and financed with the proceeds of the Bonds.

         Section 2.21. "Proceedings" - defined in Section 16.1.

         Section 2.22. "Rent" - defined in Section 5.3.

         Section 2.23. "Rent Commencement Date" - January 1, 1996.

         Section 2.24. "Requirements" - all present and future laws, statutes, rules, orders, ordinances, regulations or other requirements (including without limitation Environmental Laws) of any governmental, public or quasi-public authority now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau or other body exercising similar functions, and all covenants or restrictions applicable to or affecting the Premises or any Adjacent Facilities.

         Section 2.25. "Security Deposit" - defined in Article 28.

         Section 2.26. "Substantially Completed and Ready for Occupancy" - defined in Section 25.3.

         Section 2.27. "Term" - defined in Section 1.2.

         Section 2.28. "Trade Fixtures" - defined in Section 21.2.

         Section 2.29. "Trustee" - American National Bank and Trust Company of Chicago, as trustee, and any successor trustee with respect to the Bonds.

         Section 2.30. The words "herein," "hereof," "hereunder" and words of similar import refer to this Lease as a whole and not to any particular Article, Section or Subsection thereof unless the context shall otherwise require.

                                    ARTICLE 3

                                       USE

         Section 3.1. The Premises may be used only for the manufacture, fabrication, assemblage, warehousing and distribution of fireplace and barbecue equipment and accessories, for Lessee's general offices, and for related uses incidental or tangential thereto.

         Section 3.2. Lessee shall not use or suffer or permit any person to use the Premises or any Improvements at any time situated thereon for any use or purposes in violation of any Requirements or in any manner that would violate any certificate of occupancy affecting the Premises, or which would cause the value or usefulness of the Premises or any part thereof to diminish, or that would constitute a public or private nuisance or waste, and Lessee covenants that it will, promptly upon discovery of any such use, take all necessary steps to compel the discontinuance of such use and to oust any sublessees or other occupants guilty of such use.

         Section 3.3. Lessee shall have the right at its own expense to contest, by appropriate proceedings diligently conducted in good faith, any allegation by public authorities that Lessee, the Premises or any Improvements are in violation of any Requirements or any certificate of occupancy affecting the Premises, but only so long as:

                  (a) neither the Premises nor any part thereof would by reason of such contest be, in Lessor's sole judgment, in danger of being forfeited or lost;

                  (b) Lessor shall not in its sole judgment be in danger of being subject to criminal liability or penalty by reason of such contest; and

                  (c) Lessee shall have indemnified and shall continue to indemnify Lessor with a surety bond, or other means satisfactory to Lessor in its sole discretion, in an amount sufficient to pay any fines, penalties or other charges that may or might be assessed against or become a charge on the Premises if such contest is unsuccessful.

         Any such contest may be made in the name of Lessor or Lessee or both as Lessee shall determine; and Lessor agrees to cooperate reasonably with Lessee in any such contest but without expense to Lessor. Lessee shall pay all costs and expenses (including, but not limited to, Lessor's attorneys' fees) incurred by Lessor in connection therewith. If Lessee upon the conclusion of any contests or proceedings shall fail to pay any fines, penalties or other charges thereby determined to be due, or if prior thereto Lessor, in the exercise of its sole judgment, shall determine that either condition (a) or (b) of this Section 3.3 is no longer satisfied, Lessor may apply all or any part of any security provided under this Section to the payment, removal and discharge of such amounts and any costs, expenses (including, but not limited to, Lessor's attorneys' fees) and other liabilities accruing in such proceedings, and shall refund to Lessee the balance of any security not so applied, if any. Lessee shall promptly pay to Lessor any deficiency resulting from such application, with the amount of such deficiency to be due as Additional Rent due on the next rent day after any such deficiency is determined, with interest thereon at the rate of Prime plus three percent (3%) per annum from the date of such determination.

         Section 3.4. Lessee shall not suffer or permit the Premises or any portion thereof to be used in any manner as might tend to impair Lessor's title to the Building or Land or any portion thereof, or in such manner as might make possible a claim or claims of adverse usage or adverse possession or of implied dedication of the Building or Land or any portion thereof for public use.

                                    ARTICLE 4

                            NET LEASE; RENT ABSOLUTE

         Section 4.1. Lessor and Lessee agree (a) that this is a triple net lease, (b) that Lessee accordingly shall be responsible for all obligations which are normally imposed on the owner of real estate with respect to the Premises which may accrue during the Term including, without limitation, responsibility for the payment of all real estate taxes, special assessments, insurance premiums and repair, replacement and maintenance costs and expenses in connection therewith (except as otherwise expressly set forth herein), and (c) that the Rent and all payments to be made to Lessor hereunder are to be net to Lessor, without deductions or offsets of any kind or nature whatsoever. In no event shall there be any abatement or reduction in the Rent except as may be otherwise specifically provided in this Lease.

         Section 4.2. Except as otherwise specifically provided herein, damage to or destruction of any portion or all of the Building or other Improvements located upon the Premises, by fire, the elements or any other cause whatsoever, whether with or without fault on the part of Lessee, shall not terminate this Lease or entitle Lessee to surrender the Premises or entitle Lessee to any abatement of or reduction in the Rent payable, or otherwise affect the respective obligations of the parties hereto, any present or future law to the contrary notwithstanding. If the use of the Premises for any purpose should, at any time during the Term, be prohibited by law or ordinance or other governmental regulation, or prevented by injunction, or if there is any eviction by title paramount, this Lease shall not, except as otherwise specifically provided herein, be thereby terminated nor shall Lessee be entitled by reason thereof to surrender the Premises, or to any abatement or reduction in Rent, nor shall the respective obligations of the parties hereto be otherwise affected unless such eviction is due to the act of Lessor or any person or persons claiming any interest in the demised premises by or under Lessor.

         Section 4.3. This Lease is made upon the foregoing and following covenants, agreements and conditions, all of which Lessee agrees to perform irrespective of whether the particular provision is in the form of a covenant, an agreement, a condition, a direction or any other form.

                                    ARTICLE 5

                                      RENT

         Section 5.1. Lessee covenants and agrees to pay to Lessor as "Fixed Rent" for the Premises the total sum of One Million Two Hundred Seventy-five Thousand and No/100 Dollars ($1,275,000.00) for the Term, payable in equal monthly installments of Twenty-Five Thousand and No/100 Dollars ($25,000.00) each, due and payable commencing with the first such payment on the Rent Commencement Date and subsequent monthly payments on the first (1st) day of each succeeding month during the Term (each such day, sometimes being referred to herein as a "rent day").

         Section 5.2. Commencing on the Commencement Date, Lessee also covenants and agrees to pay as "Additional Rent" prior to the respective due dates thereof all Impositions, insurance premiums, charges, costs, expenses, and payments required to be paid by Lessee in accordance with any of the provisions of this Lease.

         Section 5.3. All amounts payable by Lessee under this Article 5 shall collectively comprise the rent due and payable under this Lease ("Rent"). Lessee shall make all payments of Rent required hereunder to Lessor in lawful money of the United States of America c/o Harris

Systems, 3501 West Howard Street, Skokie, IL 60076 or at such other place as Lessor may otherwise from time to time designate in writing.

                                    ARTICLE 6

                                  LATE CHARGES

         Section 6.1. Any installment of Rent or any part thereof which is not made when due shall bear interest at the rate of Prime plus three percent (3%) per annum from the date when the same is due hereunder until the same shall be paid ("Late Charge"). In the event of non-payment of any Late Charge, Lessor shall have, in addition to all other rights and remedies, all rights and remedies provided for in this Lease and by law in the case of non-payment of Rent. No failure by Lessor to insist upon strict performance by Lessee of its obligations to pay Late Charges shall constitute a waiver by Lessor of its rights to enforce the provisions of this Section in any instance thereafter, nor shall acceptance of Late Charges be deemed to extend the time for payment of Rent or any part thereof under this Lease.

         Section 6.2. The provision for Late Charges in Section 6.1 shall not limit or affect Lessor's other remedies against Lessee under this Lease or under law, including, but not limited to, Lessor's right to charge Lessee for all costs and expenses (including, but not limited to, Lessor's attorneys' fees) incurred in connection with the collection of Rent and Late Charges from Lessee.

                                    ARTICLE 7

                                   IMPOSITIONS

         Section 7.1. Lessee covenants and agrees to pay, before any fine, penalty, interest or cost may be added thereto for non-payment thereof, all taxes, assessments, water and sewer rates and charges, excises, levies, license and permit fees, and other governmental charges, and charges for public and private utilities and services (and, in the event of any non-payment in violation of the foregoing covenants, all fines, penalties, interest and costs with respect to any of the foregoing), general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature that at any time during the Term may be assessed, levied, confirmed, imposed upon or grow or become due and payable out of or in respect of, or charged with respect to or become a lien on, the Land or the Building or the Premises or any Adjacent Facility or any personal property, equipment or other facility used in the operation of the Premises, or the rent or income received therefrom, or any use or occupancy thereof, or this transaction, or the Rent or other sums payable hereunder (except as otherwise provided in Section 7.2 hereof) or under any sublease or license or other similar agreement with respect to use or occupancy of any part of the Premises, or under any document to which Lessee is a party creating or transferring an interest or estate in the Premises (all of which items are herein called "Impositions"). Each Imposition shall be paid not later than the due date thereof, but if by law any Imposition may, at the option of the taxpayer, be paid in installments, Lessee may pay such Imposition in installments as the same becomes due.

         Lessee shall not be required to pay any Imposition upon or against the Premises or any part thereof or the Improvements so long as Lessee shall, to the extent permitted by law, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceedings which shall have the effect of preventing the collection of the Imposition so contested; provided that, pending any such legal proceedings Lessee shall give Lessor such security as may be demanded by Lessor in Lessor's reasonable discretion to insure payment of the amount of the Imposition, and all interest and penalties thereon. In the event that Lessee at any time institutes suit to recover any Imposition or charge paid by Lessee under protest in Lessor's name, Lessee shall have the right, at its sole expense, to institute and prosecute such suit or suits in Lessor's name, in which event Lessee covenants and agrees to indemnify Lessor and save Lessor harmless from and against all costs, expenses (including, but not limited to, Lessor's attorneys' fees), charges or liabilities in connection with any such suit.

         Section 7.2. Nothing herein contained shall require Lessee to pay any inheritance, estate, succession, transfer or gift taxes or state or federal income taxes of Lessor, except that if at any time during the Term the method of taxation then prevailing shall be altered so that any new tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Lessor in place of any Imposition as heretofore defined and shall be measured by or be based in whole or in part upon the Premises or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall constitute Impositions for purposes hereof, and Lessee shall pay and discharge the same as herein provided with respect to Impositions.

         Section 7.3. Any Imposition that relates in part to a period extending beyond the Term (including any Imposition that has been converted into installment payments as provided in Section 7.1, as to which the period over which such installments are payable shall be deemed to be the period to which such Imposition relates) shall be apportioned between Lessor and Lessee at the expiration of the Term, except that Lessee shall not be entitled to receive the funds representing such apportionment unless and until any then-existing Defaults are cured. Without limiting the generality of the foregoing, Lessee shall pay to Lessor prior to the expiration of the Term Lessee's estimated pro rata share of any general real estate taxes becoming due and payable after the expiration of the Term, as estimated by Lessor based upon one hundred ten percent (110%) of the then most recent ascertainable tax bills.

         Section 7.4. If required by Lessor's mortgagee, as security for the obligations contained in Section 7.1, Lessee shall deposit monthly with Lessor, or such other entity as Lessor may designate, on the first day of each and every month of the Term, a sum equal to one-twelfth (1/12th) of (a) one hundred ten percent (110%) of the then most recent ascertainable amount (or at Lessor's election, if Lessor's interest hereunder is subject to the lien of a mortgage or trust deed, a sum equal to one-twelfth (1/12th) of the mortgagee's estimate of the current amount) of general real estate taxes and annual installments of special assessments levied with respect to the Premises, and (b) the Lessee's insurance premiums as required under the terms of Article 9 of this Lease. Said monthly deposits shall be held by Lessor, or such other entity as Lessor may designate, in such account or accounts as may be authorized by then current state or federal banking laws, rules or regulations and which monthly deposits shall be used as a fund to be applied, to the extent thereof, to the payment of said general real estate taxes, special assessments and insurance premiums as the same become due and payable. The existence of said fund shall not limit or alter Lessee's obligation to pay the taxes, assessments or premiums respecting which the fund was created; provided, however, that said fund shall be fully utilized for the payment of such taxes, assessment or premiums. The amount of the fund shall be re-adjusted annually, on the first day of June in each year of the Term, to reflect the actual amount of said taxes, assessments or premiums for the prior calendar year. Lessee shall not be entitled to interest on said fund and Lessor may commingle said fund with its other funds.

         Section 7.5. Lessee shall furnish to Lessor within ten (10) days after the due date of any Imposition payable by Lessee official receipts of the proper taxing authority or other proof satisfactory to Lessor evidencing payment thereof.

         Section 7.6. The certificate, advice or bill indicating the non-payment of any Imposition, issued by the appropriate official designated by law to make or issue the same or to receive payment of such Imposition, shall be prima facie evidence that the Imposition is due and unpaid at the time of issuance of such certificate, advice or bill.

         Section 7.7. Lessor shall, at its option, have the right at all times during the Term to pay any Impositions not paid by Lessee, and the amounts so paid, including expenses, shall be so much Additional Rent due at the next rent day after any such payment, with interest thereon at the rate of Prime, plus three percent (3%) per annum from the date of payment thereof.

                                    ARTICLE 8

                       MAINTENANCE, REPAIRS AND COMPLIANCE

         Section 8.1. Lessee shall, at its sole expense, keep the Premises in good repair and in a clean condition and fully comply at all times with all Requirements and shall keep the Premises and Adjacent Facilities safe and secure and in full conformance with the Requirements, including, but not limited to, the lawful and valid requirements of any municipality in which said Premises may be situated and of all other public authorities, and shall make, at Lessee's own expense, all additions, improvements, alterations and repairs on the Premises and on and to the Improvements, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unseen, required by any lawful authorities or to keep the Premises in good repair or which may be made necessary by the act or neglect of any person or corporation (public or private), including supporting the streets and alleys adjoining the Premises, and, to the fullest extent permitted by law, Lessee shall keep Lessor harmless and indemnified at all times against any loss, damage, cost or expense by reason of the failure so to do in any respect or by reason of any accident, loss or damage resulting to persons or property from any use which may be made of said Premises or of any Improvements or by reason of or growing out of any act or thing done or omitted to be done upon said Premises or in any Improvements; and Lessee agrees that it shall save, hold and keep Lessor and the Premises free and clear of and from any and all claims, demands, penalties, liabilities, judgments, costs and expenses (including, but not limited to, attorneys' fees), arising out of any loss or damage which may be sustained by adjoining property or adjoining owners or other persons or property in connection with the remodeling, altering, erection, or repairing of the Improvements, except to the extent occasioned by the acts of Lessor, its agents, employees or contractors. Lessee shall not commit or suffer, and shall use all reasonable precautions to prevent, waste, damage or injury to all of the foregoing.

Notwithstanding anything contained herein to the contrary, Lessor shall keep in good order and repair the roof, foundation and structural walls of the Premises and Lessee shall have no repair or maintenance obligations with respect to the foregoing except to the extent occasioned by the acts of Lessee, its agents, employees or contractors.

         Section 8.2. Lessee shall also at its own cost and expense keep the Premises fully and adequately furnished and equipped throughout the Term with all equipment, fixtures and articles of personal property necessary for the operation of the Premises for the purposes herein permitted, and shall make all necessary replacements, renewals, alterations and additions required to maintain all portions of the Premises in first-class rentable condition.

         Section 8.3. Lessee shall also at its own cost and expense keep the Premises and (if not so maintained by any other party having legal responsibility therefor) all Adjacent Facilities clean and reasonably free from dirt, snow, ice, rubbish, obstructions and encumbrances.

         Section 8.4. Lessee shall also at its own cost and expense promptly comply (subject to its right to contest under Section 3.3) with any and all Requirements applicable to or affecting the Premises or the Improvements or any Adjacent Facilities, irrespective of the nature of the work required to be done, extraordinary as well as ordinary, whether or not the same involve or require any structural changes or additions in or to the Premises or the Improvements and irrespective of whether or not such changes or additions be required on account of any particular use to which the Premises or the Improvements or any part thereof may be put.

         Section 8.5. Lessor shall not be required to furnish any services or facilities whatsoever to the Premises. Lessee hereby assumes full and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises, except for the roof, foundation and structural walls of the Premises as aforesaid. Lessor shall not be responsible for any loss or damage to any property of Lessee.

                                    ARTICLE 9

                                    INSURANCE

         Section 9.1. Lessee, at its sole cost and expense, shall maintain at all times during the term of this Lease policies of insurance as follows:

                  (a) Insurance against loss or damage to the Building and all other Improvements by fire and such other hazards as may be covered by the form of "all-risk" coverage then customarily in use, in such amount as Lessor may determine to be sufficient to cover one hundred percent (100%) of the full replacement value from time to time of the Building and all other Improvements, the proceeds of which shall be payable to Lessor.

                  (b) Comprehensive general public liability insurance against claims for bodily injury, death, and property damage occurring in or about the Premises or Adjacent Facilities, to afford protection in such limits as shall be reasonably requested by Lessor from time to time, but in any event not less than One Million and No/100 Dollars ($1,000,000.00) in respect to each person, and not less than Two Million and No/100 Dollars ($2,000,000.00) in respect to any one occurrence causing injury or death, and not less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in respect to property damage.

                  (c) Contractual liability endorsement if available, insuring Lessee's contractual liability to indemnify Lessor and others as provided in
Section 18.2 and Article 19.

                  (d) Boiler and machinery insurance inclusive of coverage for all steam boilers, pressure vessels, and other such apparatus, including piping, with such limits as Lessor may require from time to time.

                  (e) Workmen's compensation and employer's liability insurance to the extent of the minimum required statutory limits.

                  (f) Such other insurance, including business interruption insurance, in such amounts as may from time to time be reasonably required by Lessor against other insurable hazards that are at the time commonly insured against in the case of premises similarly situated.

         Section 9.2. All policies of insurance under Section 9.1 shall be written by companies reasonably satisfactory to Lessor and any mortgagee of Lessor and licensed to do business in the State of Illinois, and shall name as insured Lessor and such other persons or entities as Lessor may designate, as their interests may appear, and shall provide that losses shall be paid to said insureds as their interests may appear. At the request of Lessor, a mortgagee clause shall be included in said policies covering Lessor's mortgagee. The originals of such policies shall be delivered to Lessor, together with receipts or other evidence that the premiums thereon have been paid for at least one (1) year. Each policy of insurance under Section 9.1 shall bear an endorsement that such policy shall not be cancelled or modified without at least thirty (30) days' prior written notice to Lessor and mortgagee, if any. Certificates evidencing renewals of each policy of insurance under Section 9.1 shall be delivered to Lessor at least twenty (20) days prior to the expiration dates of the respective policies.

         Section 9.3. Lessee shall perform and satisfy all requirements of the companies writing any insurance policies referred to in this Lease so that at all times companies of good standing satisfactory to Lessor shall be willing to write such insurance.

         Section 9.4. Whenever (a) any loss, cost, damage or expense resulting from fire or other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through or under it, in connection with the Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case when the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect).

         Section 9.5. In case any action or proceeding shall be commenced against Lessor growing out of any loss, cost, damage or expense under this
Article 9, Lessor may give written notice of the same to Lessee and thereafter Lessee shall assume and discharge all obligation to defend the same and save and keep Lessor harmless from all costs, expenses (including, but not limited to, Lessor's attorneys' fees), liabilities, judgments and executions in any manner growing out of, pertaining to or connected therewith.

         Section 9.6. In case Lessee shall at any time fail, neglect or refuse to procure or renew any insurance hereinabove provided, then Lessor shall have the right, but not the obligation, to procure or renew such insurance and any amounts paid therefor by Lessor shall be so much Additional Rent due at the next rent day after any such payment, with interest thereon at the rate of Prime plus three percent (3%) per annum from the date of payment thereof.

         Section 9.7. During the construction of Lessor's Work, Lessor agrees to maintain Builder's risk insurance against loss or damage from such causes of loss as are embraced by insurance policies of the type now known as "builder's risks" property insurance (written on an "all risks" or "open perils" basis), including, without limitation, fire and extended coverage, collapse of the improvements and earthquake coverage to agreed limits. The proceeds of such insurance in case of loss or damage shall be applied on account of the obligation to build the Building and repair or rebuild any other of the Improvements. Upon request from Lessee, Lessor shall furnish Lessee with certificates for its insurance naming Lessee as a named insured and bearing endorsements to the effect that the insurer agrees to notify Lessee not less than thirty (30) days in advance of any material modification or cancellation thereof. All amounts paid by Lessor for obtaining the insurance required pursuant to this Section 9.7 shall be due and payable by Lessee as Additional Rent within thirty (30) business days after receipt of a written invoice therefor.

                                   ARTICLE 10

                              DAMAGE OR DESTRUCTION

         Section 10.1. If the Premises or any part thereof are damaged or destroyed by any casualty or any other cause of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, insured or uninsured, Lessee shall give Lessor immediate notice thereof, and Lessee shall promptly repair, restore or rehabilitate the Premises at Lessee's own expense, to an extent that, upon the completion of such repairs, restoration or rehabilitation, the value and rental value of the Building and other Improvements shall be substantially equal to the value and rental value of the Building and other Improvements immediately prior to the happening of such casualty; provided, however, that if Lessee has met its obligations to maintain insurance in accordance with Article 9 hereof and such insurance proceeds are made available by any mortgagee of Lessor for such repair, restoration or rehabilitation, then Lessor shall provide such funds for said repair, restoration or rehabilitation. Rent shall not abate during the period of such repair, restoration or rehabilitation regardless of whether the Improvements are tenantable because of such damage or destruction.

                                   ARTICLE 11

                             CHANGES AND ALTERATIONS

         Section 11.1. Lessee shall not replace, alter or repair the Premises or any part thereof or any equipment or appurtenance thereto if the cost thereof exceeds in the aggregate Fifty Thousand and No/100 Dollars ($50,000.00) (any such action being hereinafter referred to as a "Capital Improvement"), unless Lessee shall comply with the following requirements, which shall be applicable to all Capital Improvements:

                  (a) Lessee shall, before the commencement of the work, obtain Lessor's prior consent to the proposed Capital Improvement and shall at least ten (10) days prior to the commencement of the work furnish the Lessor with the following:

                           (1) complete plans and specifications for the work
                  prepared by a licensed architect approved by Lessor, which plans and specifications shall also meet with Lessor's approval, together with the approval thereof by any governmental board, bureau or body then exercising jurisdiction over the Premises, which plans and specifications shall be and become Lessor's sole and absolute property in the event that this Lease shall be terminated for any reason;

                           (2) a fixed-sum contract in assignable form made with
                  a reputable and responsible contractor satisfactory to Lessor, providing for the erection, completion and terms of payment for all work, labor and materials necessary to perform the work within the fixed price provided for in said contract;

                           (3) an assignment to Lessor of said contract, duly
                  executed and acknowledged by Lessee, to be effective upon any termination of this Lease or upon Lessor's re-entry upon the Premises following an Event of Default prior to complete performance of such contract, such assignment also to include the benefits of all payments made on account of said contract, including payments made prior to the effective date of such assignment; and

                           (4) a surety company completion bond, in form and
                  from an insurer satisfactory to Lessor, issued by an insurer licensed to do business in the State of Illinois, guaranteeing the full completion of the work and payment therefor within a reasonable time, free and clear of all mechanics' or similar liens, encumbrances, chattel mortgages, conditional bills of sale and other charges, in accordance with the plans and specifications approved by Lessor, or other security satisfactory to Lessor, in Lessor's sole discretion.

                  (b) Lessee shall (1) at its expense carry or cause to be carried the necessary workmen's compensation insurance and cause the insurance policies required under Section 9.1 to be endorsed to cover the additional risk during the course of the work, and (2) procure all necessary permits from all governmental agencies and departments having jurisdiction in connection with such work. Lessee shall deliver evidence of compliance with the foregoing requirements to Lessor prior to the commencement of the work. Whenever requested by Lessor during the period of work, Lessee shall cause the architect in charge of the work (or if there is no architect in charge, the general contractor performing the work) to report in writing to Lessor as to whether the work is being done promptly and in a good and workmanlike manner, and in substantial compliance with the plans and specifications for the work. Lessee shall also deliver to Lessor copies of any and all interim or progress certificates or other reports submitted by Lessee's architect, engineer or contractor.

                  (c) The Capital Improvements shall be made promptly, in a first-class and workmanlike manner, in compliance with all Requirements and shall not lessen the value of the Premises.

         Section 11.2. Title to any Building, Improvements, fixtures, (other than Trade Fixtures as described in Section 21.2), additions, alterations, restorations, repairs and replacements constructed, made or installed by Lessee, whether or not resulting from any Capital Improvement and including, but not limited to, any repairs, restoration and other work required to be done pursuant to the provisions of other Articles of this Lease, shall be and become Lessor's sole property at the end of the Term without the necessity of Lessee's execution and delivery of any instrument transferring title thereto. Notwithstanding the foregoing, Lessee covenants and agrees upon Lessor's request to execute, acknowledge and deliver to Lessor any instrument reasonably requested by Lessor to confirm such title, and if Lessee shall fail or refuse to execute, acknowledge and deliver any such instrument, Lessor is hereby irrevocably appointed Lessee's attorney-in-fact to execute, acknowledge and deliver such instrument in Lessee's name.

                                   ARTICLE 12

                                      LIENS

         Section 12.1. Lessee shall not do any act which shall in any way encumber the title of Lessor in and to the Premises, nor shall Lessee create or permit to be created, and shall promptly discharge, any such lien (including, but not limited to, any mechanic's, contractor's, subcontractor's or materialman's lien or any lien, encumbrance or charge arising out of any Imposition, conditional sale, title retention agreement, chattel mortgage, security agreement, financing statement or otherwise) upon the Premises or any part thereof or the income therefrom or any personal property used in connection with the operation of the Premises, and Lessee shall not suffer any other matter or thing whereby the estate, rights and interest of Lessor in the Premises or any part thereof might be impaired.

         Section 12.2. If Lessee shall fail to cause any such lien to be discharged of record, then Lessor, after five (5) days' notice of its intention to do so, shall have the right, but not the obligation, in addition to any other right or remedy, to discharge such lien either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or bonding proceedings, and in any such event Lessor shall be entitled if it so elects to compel the prosecution of an action for foreclosure of such lien by the lienor and to pay the amount of judgment in favor of the lien owner with interest, costs and allowances. Any amount so paid by Lessor and all costs and expenses (including reasonable attorneys' fees) incurred by Lessor in connection therewith shall constitute Additional Rent payable by Lessee under this Lease, due from Lessee to Lessor at the next rent day after any such payment, with interest thereon at Prime plus three percent (3%) per annum from the date of payment thereof.

         Section 12.3. This Lease shall constitute notice that Lessor shall not be liable for any work performed or to be performed, or any materials furnished or to be furnished, at the Premises for Lessee upon credit, and that no mechanic's or other lien for such work or materials shall attach to or affect the estate or interest of Lessor in and to the Premises, unless specifically ordered by Lessor in writing.

         Section 12.4. Lessee shall have no power to do any act or make any contract that may create or be the foundation for any lien, mortgage or other encumbrance upon the estate of Lessor, or any other interest of Lessor in the Premises, the Building or the other Improvements or any part thereof.

                                   ARTICLE 13

                            ASSIGNMENTS AND SUBLEASES

         Section 13.1. Lessee shall not assign this Lease or its interest in the Premises, or make or effect any sublease respecting the Premises, without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee shall not allow or permit any transfer of this Lease or any interest under this Lease by operation of law or convey, mortgage, pledge or encumber this Lease or any interest under this Lease. Any attempted action by Lessee in violation of the provisions of this Section 13.1 shall be void.

         Section 13.2. No assignment or transfer of this Lease by Lessee consented to by Lessor shall be effective, unless the assignee or transferee shall, at the time of such assignment or transfer, assume all the terms, covenants and conditions of this Lease thereafter to be performed by Lessee and shall agree to be bound thereby. Notwithstanding such assignment or transfer or the acceptance by Lessor from such assignee of any rent or other monies or other performance of the obligations of Lessee hereunder, Lessee shall remain liable and obligated as a principal (and not as a surety or guarantor) to perform all the terms, conditions and covenants, including the payment of rental and other monies, herein provided to be performed by Lessee.

         Section 13.3. Notwithstanding any provisions of Section 13.1 hereof to the contrary, Lessee may, without Lessor's prior written consent, assign this Lease to any corporation resulting from the merger, reorganization or consolidation of Lessee, provided that (a) the net worth of such assignee after such merger, reorganization or consolidation shall be no less than that of Lessee immediately prior to such merger, reorganization or consolidation, (b) Lessee is not at such time in Default hereunder, and (c) such successor shall execute an instrument in writing fully assuming all of the obligations and liabilities imposed upon Lessee hereunder and deliver the same to Lessor; whereupon Lessee shall be discharged from any further liability hereunder.

                                   ARTICLE 14

                          LESSOR'S RIGHTS OF INSPECTION

         Section 14.1. During the Term, Lessor, Issuer and Trustee shall have the right during usual business hours at all reasonable times to enter the
Premises:

                  (a) for purposes of inspection to determine Lessee's compliance with this Lease;

                  (b) to exhibit the Premises to prospective purchasers, mortgagees or tenants; and (c) in the event of any Default by Lessee, for purposes of curing such Default.

Lessor covenants that it shall not, and it shall be a condition precedent to any inspection by Issuer or Trustee that they shall not, unreasonably interfere with the operation of Tenant's business at the Premises during any such entry.

         Section 14.2. Lessor's rights under this Article 14 may be exercised on its behalf by any authorized representatives designated in writing by Lessor.

                                   ARTICLE 15

                            OTHER COVENANTS OF LESSEE

         Section 15.1. If any excavation or other building operation shall be made upon the Premises or any adjoining property by Lessee, Lessee agrees to assume all obligations of both the owner and the occupant of the Premises with respect to shoring and lateral support and to do all things necessary or desirable to preserve and protect the Premises.

         Section 15.2. Lessee shall not sign any petition, consent or other instrument in writing whereby any party shall hereafter directly or indirectly acquire the right to use or occupy any portion of any street, driveway or alley that abuts the Premises, or the space above or under the surface thereof, without Lessor joining in such instrument or consenting in writing to the execution thereof, which consent may be withheld in Lessor's sole discretion.

         Section 15.3. Lessee shall furnish to the Issuer and the Trustee within ninety (90) days after the close of each fiscal year of the Lessee the annual financial statements of the Lessee, showing the financial position of Lessee and its consolidated subsidiaries, if any, at the close of each such fiscal year and the results of operation of the Lessee and its consolidated subsidiaries, if any, for each such fiscal year, reviewed by an independent certified public accountant selected by the Lessee for each such fiscal year. Lessee further agrees to furnish the Issuer and the Trustee within forty-five (45) days of the close of each quarter of the Lessee (other than the fourth quarter of each such fiscal year), with the financial statements of the Lessee, showing the financial position of the Lessee and its consolidated subsidiaries, if any, at the close of each such quarter (including year to date information) and the results of operations of the Lessee and its consolidated subsidiaries, if any, for each such quarter, signed by the President or a Vice President of the Lessee.

         Section 15.4. Lessee covenants that it will not make, and will not permit any other person to make, any capital expenditures which will cause the interest on the Bonds to become includible in gross income of the owners thereof for Federal income tax purposes pursuant to the provisions of Section 144(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Lessee further covenants that it will not take any action and shall use best efforts to not permit any action to be taken which would cause the interest on the Bonds to become includible in gross income of the owners thereof for federal income tax purposes; provided, that Lessee shall not have violated this covenant if the interest on the Bonds becomes taxable to person who is a substantial user of the Project or a related person pursuant to the provisions of Section 147(a) of the Code or taxable to any owner for Federal income tax purposes as a preference item or an adjustment item in computing any minimum tax. In the event that any capital expenditures are made to the Premises, Lessee hereby covenants to provide Lessor with all information necessary for Lessor to provide to Issuer and the Trustee all reports in connection with such capital improvements which Lessor is required to provide to Issuer and the Trustee pursuant to any document executed by Lessor in connection with the issuance of the Bonds.

                                   ARTICLE 16

                                  CONDEMNATION

         Section 16.1. If during the Term, as the result of the exercise of the right of condemnation or eminent domain by any competent authority (hereinafter called the "Proceedings"), either the entire Premises shall be taken or such portion of the Premises shall be taken so that, in Lessor's reasonable judgment, the Premises cannot practicably be rehabilitated to permit normal business operations by Lessee thereon, then either Lessor or Lessee shall have the option to terminate this Lease as of the date of such taking by written notice to the other within sixty (60) days of such taking, and, in the event of such termination, Lessee shall pay to Lessor all Rent and other sums payable by Lessee hereunder, justly apportioned to the date of such termination. In such event the entire award, compensation or damages (the "Award") paid as a consequence of the Proceedings shall be paid to and be the sole property of Lessor whether such Award shall be made as compensation for diminution of the value of the leasehold or the fee of the Building or Land or otherwise and Lessee hereby assigns to Lessor all of Lessee's right, title and interest in and to the Award.

         Section 16.2. If during the Term as a result of the Proceedings a portion of the Premises shall be taken and as a result thereof, in Lessor's reasonable judgment, the balance of said Premises can practicably be used for the same purpose as before the Proceedings, then this Lease shall not terminate and Lessor, at its sole cost and expense, shall repair and restore the Premises and the Improvements. The Award paid as a consequence of the Proceedings shall be paid to and shall be the sole property of Lessor. There shall be no abatement or reduction in Rent because of such taking.

                                   ARTICLE 17

                         DEFAULTS; TERMINATION; RE-ENTRY

         Section 17.1. Each of the following shall be an "Event of Default":

                  (a) Lessee's failure to pay any installment of Rent when due, and the continuance of such failure for a period of five (5) days after written notice from Lessor specifying such failure;

                  (b) Lessee's failure to pay any other payment of money, costs or expenses to be paid by Lessee under this Lease, when due, and the continuance of such failure for a period of ten (10) days after written notice from Lessor specifying such failure;

                  (c) Lessee's failure to observe or perform one or more of the other terms, conditions, covenants or agreements of this Lease, and the continuance of such failure for a period of thirty (30) days after written notice from Lessor specifying such failure (unless such failure required work to be performed, acts to be done, or conditions to be removed that cannot by their nature reasonably be performed, done or removed, as the case may be, within such thirty (30) day period, in which case no Event of Default shall be deemed to exist so long as Lessee shall have commenced curing the same within such thirty
(30) day period and shall diligently and continuously prosecute the same to completion);

                  (d) filing or execution or occurrence of:

                           (1) a petition in bankruptcy by or against Lessee;

                           (2) a petition against or answer by Lessee seeking a
                  reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of any bankruptcy laws;

                           (3) adjudication of Lessee as a bankrupt or
                  insolvent;

                           (4) an assignment by Lessee for the benefit of
                  creditors;

                           (5) a petition against or proceeding by Lessee for,
                  or the appointment of, a trustee, receiver, guardian, conservator or liquidator of Lessee with respect to the Premises or with respect to all or substantially all of Lessee's property; or

                           (6) a petition against or proceeding by or against
                  Lessee for its dissolution or liquidation or the taking of possession of Lessee's property by any governmental authority in connection with dissolution or liquidation;

         where in the case of a petition filed against Lessee under (1), (2),
         (5) or (6), such petition is not dismissed within ninety (90) days after the filing thereof;

                  (e) entry of an order, judgment or decree by any court of competent jurisdiction granting any prayer or demand contained in any petition under Subsection 17.1(d)

(1), (2), (5) or (6), which order, judgment or decree is not reversed or vacated within ninety (90) days after it is entered;

                  (f) vacation or abandonment of the Premises; or

                  (g) taking by any person of Lessee's interest in this Lease upon execution, attachment or other process of law or equity.

         Section 17.2. In the event of the occurrence of an Event of Default, Lessor, at its option, without further notice or demand to Lessee, may, in addition to all other rights and remedies provided in this Lease, at law or in equity: (a) terminate this Lease and Lessee's right of possession of the Premises, and recover all damages to which Lessor is entitled at law, specifically including, without limitation, the excess of the aggregate Fixed Rent and Additional Rent that would have accrued for the balance of the Term over the then current fair market rental value of the Premises for the balance of the Term, together with all of Lessor's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) or (b) terminate Lessee's right of possession of the Premises without terminating this Lease. In all events, Lessor may relet the Premises, or any part thereof for the account of Lessee, for such rent and term and upon such terms and conditions as are acceptable to Lessor. If Lessor shall have elected to pursue its right to terminate Lessee's right of possession of the Premises without terminating the Lease, then Lessor shall have the further right and remedy to subsequently rescind such election and terminate the Lease. For purposes of any such reletting, Lessor is authorized to decorate, repair, alter and improve the Premises to the extent deemed necessary by Lessor, in its reasonable discretion, all at Lessee's expense. If Lessor fails to relet the Premises, or if the Premises are relet and a sufficient sum is not realized therefrom after payment of all Lessor's expenses of reletting (including without limitation repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment, when due, of Fixed Rent and Additional Rent reserved under this Lease for any monthly period, then Lessee shall pay Lessor a sum equal to the amount of Fixed Rent and Additional Rent due under this Lease for each such monthly period, or if the Premises have been relet, Lessee shall pay any such deficiency on the rent day applicable to such month. Nothing in the foregoing sentence, however, shall be deemed to mean that Lessor can only collect damages from Lessee hereunder in monthly installments, it being expressly acknowledged by Lessee that Lessor shall always have the right to collect, in a lump sum, from Lessee, damages equal to the excess of the aggregate Fixed Rent and Additional Rent that would have accrued for the balance of the Term over the then current fair market rental value of the Premises for the balance of the Term. Lessee agrees that Lessor may file suit to recover any sums due to Lessor hereunder at any time or from time to time and that such suit or recovery of any amount due Lessor hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Lessor. In the event Lessor elects to terminate Lessee's right of possession only, without terminating this Lease, Lessor may, at Lessor's option, enter into the Premises, remove Lessee's signs, Lessee's property, and other evidences of tenancy, and take and hold possession thereof; provided, however, that such entry and possession shall not terminate this Lease or release Lessee, in whole or in part, from Lessee's obligation to pay the Fixed Rent and Additional Rent reserved hereunder for the full Term or from any other obligation of Lessee under this Lease. Any and all property which may be removed from the Premises by the Lessor pursuant to the authority of the Lease or of law, to which the Lessee is or may be entitled, may be handled, removed or stored by the Lessor at the risk, cost and expense of the Lessee, and the Lessor shall in no event be responsible for the value, preservation or safekeeping thereof. Lessee shall pay to the Lessor, upon demand, any and all reasonable expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Lessor's possession or under the Lessor's control.

         Section 17.3. In the event Lessor exercises any remedy provided under
Section 17.2, all deposits theretofore made by Lessee with utility companies or under this Lease, all unearned insurance premiums and all rights of Lessee under all insurance policies required under this Lease, any claims for refund of any Imposition, any pending insurance claims or condemnation awards, and all fuel and supplies on the Premises shall be deemed to be and are hereby assigned to and transferred to Lessor, to be applied in payment of Lessee's liability under this Lease.

                                   ARTICLE 18

                     LESSOR'S ADDITIONAL RIGHTS AND REMEDIES

         Section 18.1. If Lessee shall at any time fail to make any payment or perform any act to be made or performed by Lessee under this Lease beyond any applicable notice and cure periods, Lessor may at its option (but shall not be required to) make any payment or perform any such act, and for such purpose Lessor may enter upon the Premises and take all such action thereon as may be necessary therefor and any amounts paid by Lessor in connection therewith shall be deemed Additional Rent due on the next rent day after such payment together with interest thereon at Prime plus three percent (3%) per annum from the date of payment thereof.

         Section 18.2. To the fullest extent permitted by Law, Lessee agrees to indemnify and save Lessor, Issuer and Trustee and their respective agents and employees harmless from and against all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including, but not limited to, Lessor's attorneys' fees) that may be imposed upon, incurred by or asserted against Lessor by reason of:

                  (a) any work or thing to be done in, on or about the Premises or any part thereof other than Lessor's Work;

                  (b) any use, occupation, condition, operation of the Premises or any part thereof or of any Adjacent Facility or any occurrence on any of the same;

                  (c) any action or omission on the part of Lessee or any sublessee or any of its or their agents, contractors, servants, employees, licensees or invitees;

                  (d) any accident, injury (including death) or damage, regardless of the cause thereof, to any person or property occurring in, on or about the Premises or any part thereof or any Adjacent Facility; and/or

                  (e) any failure on Lessee's part to perform or comply with any of the covenants, agreements, terms or conditions in this Lease or in any sublease, license, concession or other agreement entered into by Lessee.

The provisions of this Section shall survive the expiration or earlier termination of this Lease.

         Section 18.3. Lessee agrees to pay, and to indemnify Lessor against, all costs and expenses (including, but not limited to, Lessor's reasonable attorneys' fees) incurred by or imposed upon Lessor by or in connection with any litigation to which Lessor becomes or is made a party without fault in its part, whether commenced by or against Lessee, or that may be incurred by Lessor in enforcing any of the covenants and agreements of this Lease (with or without the institution of any action or proceeding relating to the Premises or this Lease) or in obtaining possession of the Premises after an Event of Default or upon expiration or earlier termination of this Lease.

         Section 18.4. Lessor may, but shall not be obligated to, cure any Default by Lessee hereunder. All sums expended and all costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Lessor pursuant to the provisions of this Lease or on account of any Default by Lessee under this Lease shall bear interest thereon from the respective dates when expended or incurred by Lessor at Prime plus three per cent (3%) per annum until repaid by Lessee to Lessor, and all such sums together with such interest shall become Additional Rent under this Lease, payable by Lessee to Lessor on the next rent date after such expenditure.

         Section 18.5. All Rent and other amounts payable by Lessee under this Lease shall be and are hereby declared to be a valid and first lien upon Lessee's interest in the Premises and upon the rents, issues and profits in any manner arising or growing out of the same, and upon Lessee's interest in this Lease.

         Section 18.6. In the event of any breach or threatened breach by Lessee of any of the covenants, agreements, terms or conditions contained in this Lease, Lessor shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

         Section 18.7. No receipt of monies by Lessor from Lessee after termination of this Lease or after the giving of any notice of termination of this Lease shall reinstate, continue or extend the Term or affect any notice theretofore given to Lessee, or operate as a waiver of Lessor's right to enforce the payment of Rent and any other payments or charges herein reserved and agreed to be paid by Lessee then or thereafter falling due, or operate as a waiver of Lessor's right to recover possession of the Premises, it being agreed that after the service of notice to terminate this Lease or the commencement of suit or summary proceedings, or after final order or judgment for the possession of the Premises, Lessor may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such monies collected being deemed payments on account of the use and occupation of the Premises or at Lessor's election on account of Lessee's liability hereunder.

         Section 18.8. Lessor's granting of any consent under this Lease, or Lessor's failure to object to any action taken by Lessee without Lessor's consent required under this Lease, shall not be deemed a waiver by Lessor of its rights to require such consent for any further similar act by Lessee. No waiver by Lessor of any other breach of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or to be a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. None of Lessee's covenants under this Lease, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Lessor.

         Section 18.9. No remedy conferred upon or reserved to Lessor under this Lease or under law shall be considered exclusive of any other remedy, but such remedies shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and every power and remedy given by this Lease to Lessor may be exercised from time to time and as often as occasion may arise or as may be deemed expedient, without precluding Lessor's simultaneous or later exercise of any or all other rights or remedies. No delay or omission of Lessor to exercise any right or power arising from any Default or Event of Default shall impair any such right to power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein.

                                   ARTICLE 19

                               HAZARDOUS MATERIAL

         Section 19.1. Lessee hereby indemnifies and holds Lessor and Lessor's officers, directors, shareholders, managers, members, agents and employees harmless from and against, and shall reimburse Lessor and Lessor's officers, directors, shareholders, managers, members, agents and employees for, any and all "Losses" (as hereinafter defined) arising from, out of or as a consequence, directly or indirectly, of the release or presence of any Hazardous Materials on the Premises which first occurs during the Term of this Lease, whether foreseeable or unforeseeable, and whether or not known to Lessee, it being understood and agreed that the foregoing indemnity includes, but is not limited to, all costs of removal, remediation of any kind, detoxification, clean up and disposal of such Hazardous Materials and the preparation of any closure or other required plans, all costs of determining whether the Premises is in compliance and causing the Premises to be in compliance with all applicable Environmental Laws, all costs and fees associated with claims for damages to persons, property, or natural resources, and Lessor's reasonable attorneys' fees and consultants' fees and court costs in respect thereto whether or not litigation or administrative proceedings shall occur, including all costs and expenses incurred or suffered by Lessor by reason of any violation of any applicable Environmental Law which occurs, or has occurred, upon the Premises during the Term of this Lease, or by reason of the imposition of any governmental lien for the recovery of environmental clean-up costs expended by reason of such violation, it being expressly understood and agreed that to the extent Lessor and Lessor's officers, directors, shareholders, managers, members, agents and employees, or any of them are strictly liable under any applicable statute or regulation pertaining to the protection of the environment, this indemnity shall likewise be without regard to fault on the part of Lessee with respect to the violation of law which results in such liability. "Losses" shall mean any and all loss, claim, liability, damages, injuries to person, property or natural resources, cost, expense, action or cause of action.

         Section 19.2. Lessee hereby covenants and agrees that all obligations of Lessee under this Article 19 shall survive any termination of the Lease, it being further understood and agreed that the rights of Lessor under this Article 19 shall be in addition to any other rights and remedies under this Lease or at law or in equity.

         Section 19.3. Any amount due to Lessor under this Article 19 not paid by Lessee within ten (10) days after written demand therefor from Lessor shall bear interest at Prime plus three percent (3%) per annum.

         Section 19.4. Lessee shall comply with all Environmental Laws throughout the Term.

                                   ARTICLE 20

                                 QUIET ENJOYMENT

         Section 20.1. Lessor covenants that if and so long as Lessee shall faithfully perform the covenants and agreements of this Lease, Lessee shall and may (subject to the exceptions, reservations, terms and conditions of this Lease) peaceably and quietly have, hold and enjoy the Premises for the Term free of any interference by Lessor or anyone claiming through or by Lessor except those to which this Lease is expressly made subject and subordinate.

                                   ARTICLE 21

                             SURRENDER OF POSSESSION

         Section 21.1. Lessee shall on the last day of the Term or upon any sooner termination thereof, whether by lapse of time or by reason of Lessee's Default or otherwise, surrender and deliver to Lessor the Premises and all Improvements in clean, wholesome, good and safe order and condition and in good repair, ordinary wear and tear excepted, and if Lessee shall thereafter remain in possession thereof, it shall be deemed guilty of forcible detainer of the Premises and shall be subject to all the conditions and provisions contained herein and to ejection and removal, forcibly and otherwise, with or without process of law.

         Section 21.2. Upon the termination of this Lease by lapse of time, Lessee may remove furniture, trade fixtures and other personal property belonging to Lessee that are incident to the business of Lessee (as distinguished from personal property used in the operation of the Premises); such furniture, trade fixtures and other personal property belonging to Lessee and incident to the business of Lessee are hereinafter referred to as "Trade Fixtures". Lessee shall repair any injury or damage to the Premises or the Improvements which may result from such removal. If Lessee does not remove such Trade Fixtures from the Premises prior to the end of the Term, however ended, Lessor may, at its option, remove the same and deliver the same to any other place of business of Lessee or warehouse the same, and Lessee shall pay the cost of such removal (including the repair of any injury or damage to the Premises or the Improvements resulting from such removal), delivery and warehousing to Lessor on demand, or Lessor may treat such Trade Fixtures as having been conveyed to Lessor with this Lease as a bill of sale, without further payment or credit by Lessor or Lessee.

         Section 21.3. Any holding over by Lessee of the Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only, at one hundred fifty percent (150%) of the monthly installments of Fixed Rent, plus Additional Rent and other sums otherwise payable hereunder for the Term. Nothing contained in this Section
21.3 shall be construed to give Lessee the right to hold over after the expiration of this Lease, and Lessor may exercise any and all remedies at law or in equity to recover possession of the Premises and may seek damages in the event of such a hold over tenancy.

                                   ARTICLE 22

                              ESTOPPEL CERTIFICATE

         Section 22.1. At any time and from time to time but on not less than ten (10) days prior written request by either party hereto, the other party shall execute, acknowledge and deliver to the requesting party, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which Fixed Rent and other sums payable hereunder have been paid, (c) that no notice has been received by such party of any Default which has not been cured, except as to Defaults specified in the certificate, and (d) such other matters as may be reasonably requested by the requesting party. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any trust deed of the Premises or any part thereof and by any collateral assignee of this Lease.

                                   ARTICLE 23

                                  SUBORDINATION

         Section 23.1. This Lease shall be subject and subordinate at all times to the lien of all mortgages and trust deeds in any amount or amounts whatsoever now or hereafter placed on or against the Building or the Premises or on or against Lessor's interest or estate therein, all without the necessity of having further instruments executed on the part of Lessee to effectuate such subordination; provided that in the event of a foreclosure of any such mortgage or trust deed or any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed nor will the rights and possession of Lessee hereunder be disturbed if there shall exist no Event of Default with respect to the payment of Rent or any other Event of Default hereunder. Lessee shall attorn to the purchaser at any such foreclosure, sale or other action or proceeding or, if requested, enter into a new lease for the balance of the Term then remaining upon the same terms and provisions as are in this Lease contained. Lessee agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of any such mortgages or trust deeds as may be required by Lessor.

         Section 23.2. Notwithstanding the foregoing, Lessee shall from time to time on request from Lessor execute and deliver any documents or instruments that may be required by any lender to effectuate such subordination. If Lessee fails to execute and deliver any documents or instruments, Lessee irrevocably constitutes and appoints Lessor as Lessee's attorney in fact to execute and deliver such documents or instruments.

                                   ARTICLE 24

                                     NOTICES

         Section 24.1. All notices required or permitted under this Lease shall be in writing and shall be served upon the parties in person, or by certified or registered mail (return receipt requested) directed to the addresses set forth below (or any other or further addresses designated by a party pursuant to written notice). Any notice so mailed shall be effective as of the date upon which it is delivered or delivery is refused or the postal authorities designate the notice non-deliverable, as the case may be.

Lessor:                    H&M Enterprises, L.L.C.
                           c/o James E. Harris
                           3501 West Howard Street
                           Skokie, Illinois  60076

Lessee (prior to           Uniflame, Inc.
Commencement Date)         3555 W. Howard Street
                           Skokie, Illinois  60076
                           Attn:  President

Lessee (after              Uniflame, Inc.
Commencement Date)         1817 North Kenosha Road
                           Zion, Illinois  60099
                           Attn:  President


                                   ARTICLE 25

                                  LESSOR'S WORK

         Section 25.1.

                  (a) Attached hereto as Exhibit "B" are preliminary plans and specifications for the work to be performed by the Lessor in connection with the development and construction of the Premises and the Building, which work shall include, but not be limited to, the construction of the shell of the Building, including the construction and installation of the foundation, walls, roof, Building exterior, parking area, heating, ventilating and air conditioning and utility services to and from the Building, as well as the improvements to the interior and landscaping (which, subject to revisions, adjustments and changes and to the preparation of final plans and specifications, are collectively referred to as "Lessor's Work"). Lessor shall provide Lessee with copies of all additional working drawings and specifications for the performance of Lessor's Work as the same are prepared.

                  (b) Lessor shall promptly apply for all building permits necessary for the performance of Lessor's Work ("Permits"). Lessor shall promptly commence Lessor's Work after issuance of the Permits and shall use its best efforts to have the Premises Substantially Completed and Ready for Occupancy (as hereinafter defined) on or before December 31, 1995, subject to force majeure. Notwithstanding anything herein contained to the contrary, Lessor's Work shall be performed in a first-class manner, with first-class materials and in strict compliance with all applicable laws, rules, regulations and ordinances.

         Section 25.2. For purposes hereof, "force majeure" shall mean delays due to any acts of God, adverse weather conditions, fire or other casualty, strikes, labor disputes, wars, riots, governmental regulation or restriction, material and labor shortages, or other cause beyond the reasonable control of the party affected. If an event of force majeure occurs, the time for performance or completion of any act required in this Lease shall be extended one (1) day for each day of delay.

         Section 25.3. Lessor's Work shall be deemed to be Substantially Completed and Ready for Occupancy when: (a) the Premises have been substantially constructed and completed in accordance with the final plans and specifications therefor, and (b) a Certificate of Occupancy has been issued by the City of Zion, Illinois ("Certificate") or the Premises may otherwise be legally occupied.

         Section 25.4. Within fifteen (15) days of written notice to Lessee that the Premises are Substantially Completed and Ready for Occupancy, Lessee shall have the obligation to conduct an inspection thereof with Lessor or Lessor's representatives and, within sixty (60) days thereafter, Lessee shall furnish a final punchlist of all minor mechanical adjustments and minor construction items to be completed or corrected (the "Punchlist"). Lessor shall correct any item on the Punchlist, at its sole cost and expense, within thirty (30) days after Lessor receives the Punchlist. Lessor shall warrant all items within the Premises constructed by Lessor pursuant to the final plans or which otherwise constitute Lessor's Work against defects in material and workmanship for a period of one (1) year from the date the Premises are Substantially Completed and Ready for Occupancy ("Lessor's Warranty").

         Section 25.5. In the event that the Premises are not Substantially Completed and Ready for Occupancy on or before December 31, 1995, the Rent Commencement Date hereunder shall not be affected but the Term shall be extended by one (1) month for each month or partial month after such date that the Premises are not Substantially Completed and Ready for Occupancy. The Fixed Rent during each such extension month shall be Twenty-Five Thousand and No/100 Dollars ($25,000.00).

                                   ARTICLE 26

                                   EARLY ENTRY

         For the purpose of installing its Trade Fixtures and other equipment in the Premises, Lessee may enter the Premises prior to the Commencement Date on and subject to the terms and conditions of this Lease; provided, however, Lessee's obligation to pay Fixed Rent shall not commence until the Rent Commencement Date and Lessee's obligation to pay other Rent shall not commence until the Commencement Date. In performing such installation, Lessee shall not unreasonably interfere with the performance of Lessor's Work.

                                   ARTICLE 27

                           RIGHT OF FIRST OPPORTUNITY

         Prior to offering the Premises for let to third parties following the expiration of the Term, Lessor shall first offer to relet the Premises to Lessee by delivering notice thereof to Lessee not less than one hundred eighty (180) days prior to the expiration of the Term, with the Fixed Rent during such renewal term to be equal to the then fair market rental value of the Premises (the "FMV"), and otherwise on the same terms and conditions set forth herein. Following the receipt by Lessee of such notice, Lessor and Lessee shall negotiate in good faith to determine the FMV of the Premises and, for a period of sixty (60) days following Lessee's receipt of such notice, Lessor shall not offer the Premises for let to any third party. In the event that Lessor and Lessee are unable to agree on the FMV within sixty (60) days of Lessee's receipt of such notice, the right of first offer set forth in this Article 27 shall be null and void and Lessor shall have the right to let the Premises, following the expiration of the Term, to third parties.

                                   ARTICLE 28

                                SECURITY DEPOSIT

         Upon execution of this Lease, Lessee shall deposit with Lessor the sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the "Security Deposit") which shall be held by Lessor as security for the performance by Lessee of all terms, covenants and conditions of this Lease. It is expressly understood and agreed that such Security Deposit is not an advance rental deposit or a measure of Lessor's damages in case of Lessee's default. If Lessee defaults with respect to any provision of this Lease beyond any applicable notice and cure periods, including, but not limited to, the provisions relating to the payment of Rent or the obligation to repair and maintain the Premises or to perform any other term, covenant or condition contained herein, Lessor may (but shall not be required to), without prejudice to any other remedy provided herein or provided by law and without notice to Lessee, use the Security Deposit, or any portion of it, to cure the default or to compensate Lessor for all damages sustained by Lessor resulting from such default. Lessee shall immediately on demand pay to Lessor a sum equivalent to the portion of the Security Deposit so expended or applied by Landlord as provided in this Article so as to maintain the Security Deposit in the sum initially deposited with Lessor. Although the Security Deposit shall be deemed the property of Lessor, if Lessee is not in default at the expiration or termination of this Lease Lessor shall return the Security Deposit to Lessee. Lessor shall not be required to keep the Security Deposit separate from its general funds and Lessor, not Lessee, shall be entitled to all interest, if any, accruing on the Security Deposit. Upon any sale or transfer of its interest in the Premises, Lessor shall transfer the Security Deposit to its successor in interest and thereupon, Lessor shall be released from any liability or obligation with respect thereto.

                                   ARTICLE 29

                                  MISCELLANEOUS

         Section 29.1. Time is of the essence with respect to every provision of this Lease.

         Section 29.2. This Lease shall be construed and enforced in accordance with the laws of the State of Illinois.

         Section 29.3. All covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon Lessor's successors and assigns and Lessee's permitted successors and assigns as if such successors and assigns were in each case specifically named, and shall be construed as covenants running with the land. Wherever reference is made in this Lease to either party, it shall be held to include and apply to such successors and assigns. The provisions of this Section shall not be construed to grant or to confer any greater rights of assignment upon Lessee than are provided in
Article 13.

         Section 29.4. This Lease contains the entire agreement between the parties and shall not be modified in any manner except by a writing signed by Lessor and Lessee. Neither Lessor nor Lessee shall amend this Lease without the prior written consent of Trustee, which consent shall not be unreasonably withheld.

         Section 29.5. The table of contents and captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

         Section 29.6. If any term or provision of this Lease or its application to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         Section 29.7. Lessee agrees that, in the event Lessee shall have any claim against Lessor under this Lease arising out of the subject matter of this Lease, Lessee's sole recourse shall be against Lessor's interest in the Premises, for the satisfaction of any claim, judgment or decree requiring the payment of money by Lessor as a result of a breach hereof or otherwise in connection with this Lease, and no other property or assets of Lessor, its successor or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree.

         Section 29.8. Unless expressly waived in writing, Lessor shall have the right, exercisable without notice, without any liability to Lessee for damage or injury to person, property or business, without being deemed an eviction or disturbance in any manner of Lessee's use or possession of the Premises and without relieving Lessee from its obligation to pay Rent when due or from any other obligation under this Lease, during the last six (6) months of the Term to install, affix and maintain "for rent" or "for sale" signs on the exterior of the Premises.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

                                     LESSOR:

                                     H & M ENTERPRISES, L.L.C.


                                     By: /s/ James E. Harris
                                         ---------------------------------------
                                         James E. Harris
                                         Manager

                                     LESSEE:

                                     UNIFLAME, INC.


                                     By: /s/ Malcolm McQuilkin
                                         ---------------------------------------
                                         Malcolm McQuilkin
                                         President

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                  ALL THAT PART OF THE SOUTH EAST QUARTER OF SECTION 18, TOWNSHIP 46 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING EAST OF THE CENTER LINE OF THE ROADWAY KNOWN AS KENOSHA BRANCH OF THE MILWAUKEE ROAD (EXCEPTING THEREFROM THE EAST 61.02 FEET THEREOF; ALSO EXCEPT THE SOUTH 1275 FEET THEREOF; ALSO EXCEPT THAT PART LYING NORTH OF A LINE 27.51 CHAINS SOUTH OF, AND PARALLEL TO THE NORTH LINE OF THE SOUTH HALF OF THE NORTH EAST QUARTER OF SAID SECTION 18), IN LAKE COUNTY, ILLINOIS.

                                    EXHIBIT B

                            PLANS AND SPECIFICATIONS

                      ACTION BY UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                                 UNIFLAME, INC.


          The undersigned, being all of the Directors of UNIFLAME, INC., an Illinois corporation (the "Corporation"), pursuant to Section 8.45 of the Illinois Business Corporation Act, do hereby consent in writing, in lieu of meeting, to the adoption of the following resolutions:

          RESOLVED, that the Amendment dated February 8, 2000 to that certain Lease dated March 11, 1995, by and between the H & M Enterprises, L.L.C., an Illinois limited liability company, as lessor, and the Corporation, as lessee, for the property commonly known as 1817 Kenosha Road, Zion, Illinois 60099-5106, be, and hereby is, approved, and that the Lease, as amended, is hereby ratified;

          FURTHER RESOLVED, that the appropriate officers of the Corporation be, and hereby are, authorized and directed to execute any and all documents and to take any other actions which they deem necessary to effectuate the foregoing resolution.



Dated: February 2, 2000


                                                  /s/ Malcolm McQuilkin
                                                  ----------------------------
                                                  Malcolm McQuilkin


                                                  /s/ Sheri C. McQuilkin
                                                  ----------------------------
                                                  Sheri C. McQuilkin


                                                  /s/ James E. Harris
                                                  ----------------------------
                                                  James E. Harris

                                                  Being all of the Directors of
                                                  UNIFLAME, INC.

                               NOTICE TO MEMBERS

                                       OF

                            H & M ENTERPRISES, L.L.C.

                                       OF

          ACTION TAKEN BY A MAJORITY OF THE MEMBERS WITHOUT A MEETING

James E. Harris                             Leo E. Harris and Steve Haramaras,
                                            not individually, but solely as Co-Trustees
Leo E. Harris and Steve Haramaras, not      of the Elefteria H & M Trust
individually, but solely as Co-Trustees
of the Edward H & M Trust                   Leo E. Harris and Steve Haramaras,
                                            not individually, but solely as Co-Trustees
Steve Haramaras                             of the Dimitrios H & M Trust

Gus Haramaras                               Sheri C. McQuilkin and Malcolm McQuilkin,
                                            not individually, but solely as Co-Trustees
                                            of the Sheri C. McQuilkin Living Trust

     On a date at least five days from the date of this notice, holders of a majority of units of membership in H & M Enterprises, L.L.C. (the "Company"), intend to approve an amendment to that certain lease dated March 11, 1995, extending the term of the lease five years to March 31, 2005. A copy of such action is attached hereto as Exhibit A.

     Such member action without a meeting by holders of a majority of the units of the outstanding units of the Company is taken to effectuate Section 9.2(g) of the Operating Agreement of the Company.

Dated: January 27, 2000


                                               Very truly yours,

                                               /s/ James E. Harris
                                               --------------------------------
                                               James E. Harris, Manager

                                   EXHIBIT A

                           ACTION BY WRITTEN CONSENT
                        OF A MAJORITY OF THE MEMBERS OF
                           H & M ENTERPRISES, L.L.C.

     The undersigned, being a majority of the Members of H & M ENTERPRISES, L.L.C., an Illinois limited liability company (the "Company"), acting pursuant to the provisions of the Illinois Limited Liability Company Act, do hereby consent, in lieu of meeting, to the adoption of the following resolutions:

          RESOLVED, that the Amendment dated February 8, 2000 to that certain Lease dated March 11, 1995, by and between the Company, as lessor, and Uniflame, Inc., an Illinois corporation, as lessee, for the property commonly known as 1817 Kenosha Road, Zion, Illinois 60099-5106, for the purposes of extending the lease to March 31, 2005, be, and hereby is, approved, and that the Lease, as amended, is hereby ratified;

          FURTHER RESOLVED, that the Manager of the Company be, and hereby is, authorized and directed to execute any and all documents and to take any other actions which he deems necessary to effectuate the foregoing resolution which extends the Lease.

DATED: February 7, 2000

/s/ James E. Harris                    /s/ Steve Haramaras
--------------------------             ----------------------------
James E. Harris                        Steve Haramaras


/s/ Gus Haramaras
--------------------------
Gus Haramaras


SHERI C. MCQUILKIN LIVING TRUST        SHERI C. MCQUILKIN LIVING TRUST

By: /s/ Sheri C. McQuilkin             By: /s/ Malcolm McQuilkin
    ------------------------------         -----------------------------
    Sheri C. McQuilkin, Co-Trustee         Malcolm McQuilkin, Co-Trustee

ELEFTERIA H & M TRUST                  ELEFTERIA H & M TRUST

By: /s/ Leo E. Harris                  By: /s/ Steve Haramaras
    ------------------------------         -----------------------------
    Leo E. Harris, Co-Trustee          Steve Haramaras, Co-Trustee

EDWARD H & M TRUST                        EDWARD H & M TRUST

By: /s/ Leo E. Harris                     By: /s/ Steve Haramaras
    -----------------------------             -------------------------------
    Leo E. Harris, Co-Trustee                 Steve Haramaras, Co-Trustee


DIMITRIOS H & M TRUST                     DIMITRIOS H & M TRUST

By: /s/ Leo E. Harris                     By: /s/ Steve Haramaras
    -----------------------------             -------------------------------
    Leo E. Harris, Co-Trustee                 Steve Haramaras, Co-Trustee





                       Being a majority of the Members of
                           H & M ENTERPRISES, L.L.C.






                                       2